SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2010
Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-52082	41-1698056
(Commission File Number)	(IRS Employer
Identification No.)
651 Campus Drive
St. Paul, Minnesota 55112-3495
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 14, 2010, Cardiovascular Systems, Inc. (“CSI”) entered into a Loan and Security Agreement (the “PFG Loan Agreement”) with Partners for Growth III, L.P. (“PFG”). The PFG Loan Agreement provides that PFG will make loans to CSI (collectively, the “Loan”) up to $4,000,000 (the “Credit Limit”). The Loan has a five-year maturity until April 14, 2015 (the “Maturity Date”) and will be evidenced by promissory notes (the “Notes”) issued by CSI. The Notes and all other indebtedness owing by CSI under the Loan bears interest at a floating per annum rate equal to 2.75 percentage points above Silicon Valley Bank’s (“SVB”) most recently announced “prime rate,” and such interest is payable monthly. The principal balance of and any accrued and unpaid interest on the Notes is due on the Maturity Date and may not be prepaid by CSI at any time in whole or in part.
     On March 29, 2010, CSI and SVB entered into a Loan and Security Agreement (the “SVB Loan Agreement”), which is described in a Report on Form 8-K filed by CSI with the Securities and Exchange Commission on April 2, 2010. At the time of the execution of the SVB Loan Agreement, CSI and SVB anticipated that CSI would enter into the PFG Loan Agreement, and SVB has consented to the PFG Loan Agreement.
     Under the PFG Loan Agreement, PFG provided CSI with an initial Loan of $1,500,000 on April 15, 2010, evidenced by that certain Senior Convertible Promissory Note dated April 14, 2010 (the “Initial Note”). In addition, for a period of one year until April 14, 2011 (the “Availability Period”), CSI may request additional Loans from time to time, in minimum increments of $250,000, up to the Credit Limit. After the Availability Period, CSI may only request additional Loans (in increments of not less than $250,000) equal to the aggregate principal amount of Notes converted into the Company’s common stock through an Optional Conversion (defined below) or Mandatory Conversion (defined below) of the Notes. At any time prior to the Maturity Date, PFG may at its option convert (the “Optional Conversion”) any Notes (or any parts thereof) into the Company’s common stock at the conversion price (“Conversion Price”) set forth in each Note, which Conversion Price shall be subject to adjustment upon certain events as provided in such Notes. The Initial Note has an initial Conversion Price of $5.43, which equaled the ten-day volume weighted average price per share (“VWAP”) of CSI’s common stock prior to the date of the PFG Loan Agreement. CSI may also effect at any time a mandatory conversion (the “Mandatory Conversion”) of a Note, subject to certain terms, conditions and limitations provided in the Loan Agreement, including a requirement that the ten-day VWAP of CSI’s common stock prior to the date of conversion is at least 15% greater than the Conversion Price.
     CSI’s obligations under the PFG Loan Agreement are secured by certain of CSI’s assets including, among other things, accounts receivable, deposit accounts, inventory, equipment, general intangibles, investment property and certain other claims, rights and interests (collectively, the “Collateral”). PFG’s security interests are subject only to (a) the first security interest held by SVB in the Collateral, except that PFG holds a first security interest in certain of CSI’s intellectual property, and (b) the liens of the Pearland Economic Development Corporation on certain Collateral associated with CSI’s planned manufacturing facility in Pearland, Texas. The PFG Loan Agreement contains customary covenants limiting CSI’s ability to, among other things, incur debt or liens, make certain investments and loans, effect certain redemptions of and declare and pay certain dividends on its stock, permit or suffer certain change of control transactions, dispose of Collateral, or change the nature of its business. In addition, the PFG Loan Agreement contains financial covenants requiring CSI to maintain certain liquidity and fixed charge coverage ratios, and certain three-month EBITDA targets, all as defined in the PFG Loan Agreement. If CSI does not comply with the various covenants under the PFG Loan Agreement, PFG may, subject to various customary cure rights, decline to provide additional Loans, require amortization of the Loan over its remaining term, or require the immediate payment of all amounts outstanding under the Loan and foreclose on any or all Collateral, depending on which financial covenants are not maintained.
     Upon entering into the PFG Loan Agreement, CSI paid PFG a non-refundable commitment fee of $80,000.
     The foregoing description of the material terms of the PFG Loan Agreement and the Initial Note does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the PFG Loan Agreement and the Initial Note, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.
     In connection with the execution of the PFG Loan Agreement, CSI issued a warrant (the “Warrant”) to PFG on April 14, 2010 (the “Issue Date”), which allows PFG to purchase 147,330 shares of CSI’s common stock (the “Warrant Stock”) at a price per share of $5.43 (the “Exchange Price”), which Exchange Price was based on the ten-day VWAP of CSI’s common stock prior to the date of the PFG Loan Agreement. The Warrant Stock and Exchange Price are subject to adjustment upon certain events, and the holder of the Warrant Stock has certain piggy-back registration rights as described in the Warrant. The Warrant vests with respect to 50% of the Warrant Stock on the Issue Date, and thereafter, vests pro rata from time to time according to a percentage equal to (a) the additional Loans actually drawn by CSI during the Availability Period, divided by (b) $2,500,000. The Warrant expires on the fifth anniversary of the Issue Date, subject to earlier expiration in accordance with the terms of the Warrant. The foregoing description does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by the Warrant, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 3.02.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 20, 2010

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer